Exhibit 10.2

Execution Copy

Loan Agreement

Entered into on this 25th day of June 2003

By and Between:

Vision-Sciences, Inc., a Delaware (U.S.A.) corporation, having its principal place of business at 9 Strathmore Road, Natick, Massachusetts 01760, U.S.A., Fax No. +1-508-650-9976 (the “Company”);

And

Three BY Ltd., a company duly organized under the laws of Israel and having its principal place of business at Migdal Tefen, Israel, Fax No. + 972-4-987-2340 (the “Manufacturer”);

WHEREAS, the Parties entered into a Contract Manufacturing Agreement dated June 25, 2003 (the “Manufacturing Agreement”), pursuant to which the Manufacturer undertook to manufacture the Products (as defined in the Manufacturing Agreement) for and on behalf of the Company, in accordance with and subject to the terms and conditions of the Manufacturing Agreement; and

WHEREAS, in order to facilitate the manufacturing of the Products, as aforesaid, the Manufacturer is required to purchase certain equipment, detailed in Appendix “A” of this Agreement (the “Equipment”); and

WHEREAS, the Manufacturer has asked the Company to lend it the amount of up to US $267,5000 (the “Loan Amount”), for the purpose of purchasing the Equipment (the “Purpose”), and the Company has agreed to extend the Loan Amount to the Manufacturer, for the Purpose, all subject to and in accordance with the terms and conditions of this Agreement.

1.                                       The Loan

1.1.                              Prior to ordering the Equipment from the relevant subcontractor/s, the Manufacturer shall discuss with, and obtain a written approval, from the Company. Upon receipt of an invoice resulting from such approved purchase order, the Company shall remit to the Manufacturer, the part of the Loan Amount required in order to cover 76% of said invoice (the balance being financed by government grant/s as set forth in Section 1.10 below), by transfer of same to the bank account of the Manufacturer:  It is recorded that prior to the date of signature hereof, the Company has already advanced to the Manufacturer the sum of US $68,000 on account of the Loan Amount.

1.2.                              It is agreed and understood that the Company agreed to lend the Loan Amount to the Manufacturer, solely for the Purpose. The Manufacturer shall not be entitled to use the Loan Amount for any purpose, other than the Purpose.

1.3.                              Except as otherwise provided herein, the Manufacturer shall repay the outstanding Loan Amount together with Interest accrued thereon (the “Balance”) to the Company upon receipt of first demand from the Company. “Interest” shall mean the interest payable by the Manufacturer on the Loan Amount, at the rate of LIBOR plus 1% per annum, compounded annually and accrued daily and denominated in US Dollars.

1.4.                              Payment of the Balance shall be made in US Dollars and remitted to the bank account designated by the Company from time to time. All banking fees, including remittance costs, pertaining to said remittance shall be borne and paid by the Manufacturer.

1.5.                              The Manufacturer shall not be entitled to prepay any portion of the Balance, without the prior written consent of the Company.

1.6.                              Any and all payments by the Manufacturer to the Company under this Agreement shall be made without any setoff or counterclaim or deduction and shall be free and clear of and without deduction for or withholding of any and all taxes, duties or levies, except to the extent the Manufacturer is required by law to make such withholding for tax purposes and to the extent so required.

1.7.                              The Manufacturer shall pay any present or future stamp or similar taxes, charges or levies that arise from any payment made under this Agreement or from the execution, delivery or registration of this Agreement or otherwise with respect to this Agreement.

1.8.                              In the event of any default by the Manufacturer in payment within the relevant period specified in this Agreement of the Balance, the Manufacturer shall pay to the Company, without prejudice to any other right or remedy available to the Company pursuant to this Agreement or the applicable law, interest, on the outstanding sum/s, at the highest rate charged by Bank Leumi Le’Israel B.M., at the relevant time of payment, for exceeding the approved overdraft facilities/line of credit in its bank accounts.

1.9.                              Notwithstanding the aforesaid, the Manufacturer shall be entitled to repay the Balance to the Company, when same becomes due in accordance with the terms of this Agreement, including in accordance with the provisions of Section 3 below, by way of transferring the Equipment to the ownership of the Company, in a workable condition and free and clear of any liens, pledges, encumbrances or any other third party rights. Upon such transfer, Ex Works the premises of the Manufacturer at Migdal Tefen, the Balance shall be deemed repaid in full.

1.10.                        It is recorded that the Manufacturer intends to seek a grant from the Israeli government in the amount of 24% of the value of the Equipment in order to assist the Manufacturer in the purchase of the Equipment. Given the aforesaid, should the Manufacturer be required to reimburse the Israeli government with any part of the said grant, solely due to the transferring of the Equipment to the ownership of the Company, as aforesaid, then the Company shall bear such reimbursement, provided however, that the Manufacturer shall use best efforts, in coordination with the Company, in order to avoid such reimbursement.

1.11.                        As a partial security for the fulfillment of the Manufacturer’s obligations pursuant to this Agreement, the Manufacturer shall create in favor of the Company a first priority specific pledge on the Equipment in accordance with the terms of the Pledge Agreement attached to this Agreement as Appendix “B” (the “Pledge Agreement”). Immediately following the purchase of the Equipment, the Company and the Manufacturer shall execute the Pledge Agreement. For the sake of clarity, the pledge given to the Company, as set forth above, is in addition to and shall not derogate from any other right or remedy available to the Company under law. If the Manufacturer shall be legally prevented from granting the said first priority pledge to the Company, the Parties shall agree on a mutually acceptable solution, including the creating in favor of the Company of a first priority specific pledge on available assets of the Manufacturer acceptable to the Company.

2.                                       Representation of the Manufacturer

The Manufacturer hereby represents and warrants to the Company, as follows:

2.1.                              It has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein;

2.2.                              The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid, legal and binding agreement of the Manufacturer, enforceable against it in accordance with its terms;

2.3.                              Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (i) violate, or result in a default under any note, agreement, contract, understanding, arrangement, restriction or other instrument or obligation to which it is a party or by which it may be bound; or (ii) violate any order, award, injunction, judgment or decree to which it is subject.

2.4.                              No consent, approval, order or authorization of or registration, qualification, designation, declaration, notice or filing with any governmental authority or agency or any other person or body is required in connection with the valid execution, delivery and performance of this Agreement and the execution, issuance and delivery of the Pledge Agreement.

2.5.                              Upon the signature hereof, it shall submit to the Company a letter from its legal attorney, in a form acceptable to the Company, confirming its powers and authority to enter into this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid, legal and binding agreement of the Manufacturer, enforceable against it in accordance with its terms, and that the person who signed this Agreement on behalf of the Manufacturer is duly authorized and empowered to sign it on the Manufacturer’s behalf.

3.                                       Default

In the event that one or more of the following events (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), shall have occurred, then in each case where an Event of Default occurs the Balance shall become and be immediately due and payable without any declaration or other act on the part of the Company:

3.1.                              Default in payment of the Balance to the Company when same becomes due in accordance with the terms of this Agreement;

3.2.                              The insolvency of the Manufacturer;

3.3.                              The commission of any act of bankruptcy by the Manufacturer;

3.4.                              The execution by the Manufacturer of a general assignment for the benefit of creditors;

3.5.                              The filing by or against the Manufacturer of any petition in bankruptcy or any petition for relief under the provisions of the Bankruptcy Ordinance [New version], 1980, or any other law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty days or more;

3.6.                              The appointment of a receiver or liquidator (including interim receiver or liquidator, if such is not dismissed within 45 days) or trustee to take possession of all or substantially all of the property or assets of the Manufacturer;

3.7.                              The entry of the Manufacturer into liquidation proceedings, voluntary or otherwise; or

3.8.                              The sale of all, or substantially all, the assets of the Manufacturer, or merger of the Manufacturer with or into another entity, without the prior written approval of the Company.

4.                                       Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules of conflict of laws thereof. The Parties hereby submit to the exclusive jurisdiction of the competent courts of the city of Tel-Aviv-Jaffa in all matters pertaining to this Agreement, to the exclusion of any other jurisdiction.

5.                                       Miscellaneous

5.1.                              The Company may, without obtaining the consent of the Manufacturer, assign or transfer this Agreement or any part thereof, to any third party. The Manufacturer shall not be entitled to assign or transfer this Agreement or any of its rights or obligations hereunder, in whole or in part, to any third party, without the prior written approval of the Company.

5.2.                              Failure of either Party to enforce any right hereunder shall not waive any right in respect of the same or other future occurrences.

5.3.                              The headings of this Agreement are for ease of reference only and shall not govern or affect the construction hereof.

5.4.                              The terms and conditions herein contained, constitute the entire and only agreement between the Parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations and/or agreement, either written or oral, between the Parties in respect of such subject matter.  No modification of said terms and conditions shall be binding unless agreed upon in writing and signed by both Parties.

5.5.                              The Preamble to this Agreement and all the Appendices attached thereto shall be deemed incorporated by reference herein and shall form an integral part hereof.

5.6.                              Any notice and/or documents required or permitted to be submitted by either Party to the other under this Agreement, shall be in writing to the Party’s respective addresses set forth in the Preamble of this Agreement, or to any other address, as either Party may designate by giving a written notice to the other, and be deemed effectively delivered:

5.6.1.                                       If delivered personally, upon the date of delivery;

5.6.2.                                       If registered mailed, within 4 (four) working days from the dispatch thereof;

5.6.3.                                       If delivered by facsimile, within 24 (twenty four) working hours from the dispatch thereof.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first hereinabove written.

Vision-Sciences, Inc.		Three BY Ltd.	[SEAL]

By:	/s/Ron Hadani	By:	Nahum Silvio, Adv. and /s/Zvi Haim

Title: President and CEO		Titles: Director and General Manager